SALES FINANCE AGREEMENT

KINGFISHER BEER EUROPE LIMITED

SALES FINANCE AGREEMENT

Date: 20th July 2016

Client:

Name: **Kingfisher Beer Europe Limited**

Registration Number: **02367133**

Registered Office: **Springfield House, Sandling Road, Maidstone, Kent ME14 2LP**

Santander:

Name: **Santander UK plc**

Registration Number: **02294747**

Address for service: **3rd Floor, One Cornwall Street, Birmingham B3 2DX**

This Agreement and the Standard Conditions should be read together and form one agreement.

The Client received a copy of the Standard Conditions before the Agreement was entered into. Further copies of the Standard Conditions can be obtained from the client manager. The Standard Conditions may be changed by notice sent to the Client.

Santander recommends that the Client seeks independent legal advice before entering into this Agreement.

1. **Facility**

A confidential invoice discounting facility

2. **Assignment and trust**

(a) On the Commencement Date, the Client assigns to Santander:

(i) all Outstanding Debts and their Related Rights;

(ii) all Future Debts and their Related Rights; and

(iii) all Non-Notifiable Debts existing at the Commencement Date or coming into existence in the future.

(b) Each Debt belongs to Santander the moment it is created without any further formality.

(c) If any Debt and its Related Rights are not assigned to Santander, the Client holds them in trust for Santander.

3. Client particulars

3.1	Client's Business	Marketing and distribution of beer
3.2	Maximum Payment Terms	Not to exceed 60 days from the last day of the calendar month in which an Invoice is raised.
3.3	Settlement Terms	Not to exceed 5% of the Notified value of a Debt
3.4	Accounting Reference Date	31st December

4. Commercial terms

4.1	Annual Threshold	Not applicable
4.2	Applicable Law	The Law of England & Wales
4.3	Approved Countries	UK
4.4	Approved Currencies	Sterling
4.5	Debtor Concentration Percentage	30%
4.6	Debtor Refer Percentage	5%
4.7	Export Concentration Percentage	0%
4.8	Maximum Extension Period	Not applicable
4.9	Minimum Period	12 months from the date of this Agreement
4.10	Minimum Notice Period	3 months
4.11	Minimum Retention	Not applicable
4.12	Minimum Threshold	Not applicable
4.13	Notice of assignment given to Debtors	No
4.14	Prepayment Percentage	85%
4.15	Protected Percentage	Not applicable
4.16	Review Limit	£1,750,000
4.17	Recourse Period	120 days from date of Invoice

5. Pricing

5.1	Arrangement Fee	£1,750
5.2	Debtor Credit Limit Fees	Not applicable
5.3	CHAPS Charge	£30.00
5.4	Discount Rate	2.1% above the Santander Base Rate
5.5	Service Charge	£1,000 fixed monthly fee. The Service Charge will be reviewed on 1st January each year and Santander may increase it by the percentage increase (if any) in the Retail Prices Index (or any official index replacing it) during the preceding year.
5.6	Re-factoring Charge	0%
5.7	Breakage Costs	If the Agreement terminates on or before the first anniversary of the date of the Agreement, 3% of the Review Limit.
5.8	Bank Charges	The Client shall pay to Santander a fee of £13.00/per Trust Account (or currency equivalent if applicable) on the last Business Day of each month in respect of bank charges incurred during the month, together with appropriate charges for Santander data extraction software and usage fees.

6. Pre-commencement conditions

The Client shall satisfy the following pre-commencement conditions prior to any Prepayment being made.

6.1 Finance Documents

(a) The Agreement executed by the Client.

(b) The following Security Documents executed by all parties to them:

(i) Debenture from the Client

(c) Copy of any applicable facility letter/s from Santander for all associated facilities for the Client

6.2 Outgoing and continuing financier

(a) Evidence of cessation of all of the Client's obligations to Royal Bank of Scotland Invoice Finance Limited (previously The Royal Bank of Scotland Commercial Services Limited)

(b) Standard inter-factor transfer documentation between Royal Bank of Scotland Invoice Finance Limited and Santander including a satisfactory business reference

(c) A release of all Security Interests registered on the Client's mortgages and charges register

at Companies House (including but not limited to):

- Fixed and floating charge dated 16 May 2005 in favour of The Royal Bank of Scotland Commercial Services Limited

(d) Santander to be the only Security Interest holder over the Client as at the Commencement Date.

6.3 **Financial information**

(a) Latest management accounts (relating to a period no more than 60 days prior to the Commencement Date) to include profit and loss account, balance sheet and cash flow statements.

(b) Annual audited accounts of the Client to the last financial year end prior to the Commencement Date (i.e. 31 December 2015).

(c) Written confirmation from the Client that their VAT and PAYE are up to date.

6.4 **Debts**

(a) Audit of the Debts no more than 120 days prior to the proposed Commencement Date including a satisfactory verification of the Debts no more than 10 days prior to the proposed Commencement Date.

(b) Aged Debt analysis and aged creditor analysis as at the Commencement Date.

(c) Satisfaction with the Client's systems and controls.

(d) Compliance with Santander's take-on procedures including delivery of initial sales ledger.

(e) Confirmation, in form and substance acceptable to Santander, that both the "contract brewing and distribution agreement" with United Breweries Holdings Limited and the "sub-licence agreement" with Heineken UK Limited remains valid and in force.

(f) Due diligence by Santander's legal advisers in relation to the documents noted in clause 6.4(e) above, between the Client, United Breweries Holdings Limited and Heineken UK Limited, including, but not limited to, potential implications of the insolvency of any parties to the document(s) and any licenses granted.

6.5 **Insurance**

(a) In relation to all product and public liability insurance policies held by the Client at the Commencement Date:

(i) Certified copy of each policy;

(ii) Written confirmation of the amount and terms of each policy; and

(iii) Satisfactory evidence that all premiums are paid and up to date.

(b) In relation to the credit insurance policy with CIFS:

(i) Certified copy of the policy;

(ii) Written confirmation of the amount and terms of the policy, including limits granted;

(iii) Satisfactory evidence that all premiums are paid and up to date; and

(iv) Santander to be named as first loss payee.

6.6 **Continuing finance arrangements**

(a) Confirmation of the credit approval of any associated facilities with Santander which will be cross-collateralised, cross-default and co-terminus with the Agreement.

The Client acknowledges that this Agreement is to be covered by all security and facility terms (including any financial covenants) provided to or taken by each or any of the Santander UK plc Group Companies as part of the overall Client connection.

By entering into this Agreement, the Client provides such acknowledgement to Santander, and accepts the potential cross default and cross termination implications.

(b) Simultaneous completion of the Santander Corporate & Commercial Banking facilities and satisfaction of all associated Conditions Precedent

6.7 **Other**

(a) Payment authorisation letter.

(b) Payment of legal and other fees (including a £50 fee (or currency equivalent) per account to open the Trust Account (s)).

(c) Know Your Customer checks.

(d) Any other documents, assurance or opinion that Santander may reasonably require, and which it has specified to the Client prior to the Commencement Date.

7. Post commencement conditions

These conditions must be complied with until the Agreement is terminated

7.1 **Instructions to Debtors**

Within 5 business days of the Commencement Date, the Client must send to each Debtor that pays remittances by means of BACS, CHAPS or other means of electronic transmission, a letter advising them to make payments to the relevant Trust Account.

7.2 **Finance Reporting**

The Client shall supply to Santander:

(a) Within 270 days of the end of its Accounting Period, its audited financial statements for that Accounting Period (or unaudited financial statements if the Client wishes to take advantage of any statutory exemptions);

(b) Within 30 days of each month end, its monthly management accounts (including both the profit and loss account and balance sheet); and

(c) At least 45 days prior to the end of each Accounting Period, an annual budget for the Client's next Accounting Period (including a month by month cash flow budget).

7.3 **Collateral and Other Reporting**

(a) The Client will supply to Santander within 15 calendar days of the last day of each calendar month, individually for each Approved Currency:

(i) an annotated open item and summary aged analysis of Outstanding Debts (to be provided to Santander in excel and pdf format);

(ii) a sales ledger control account in Santander's standard form reconciled to the Sales Ledger;

(iii) a copy of its summary aged purchase ledger, to enable contra accounts to be identified and reserved for (to be provided to Santander in excel and pdf format);

(iv) a full name and address listing for all Debtors in an excel/csv format;

(v) to enable Santander to set appropriate Reserves:

(1) the aggregate value of retrospective volume discounts, prompt payment discounts and other sums due from the Client to Debtors;

(2) the aggregate value of debit notes raised by Debtors;

(3) the aggregate value of any unissued credit notes due to Debtors

(vi) any other information Santander may require to monitor the covenants set out in Clause 8 (Covenants), calculate Availability and set Reserves.

(b) The Client will supply to Santander within 15 calendar days of the last day of each calendar month, the amounts that are owed by the Client to HM Revenue and Customs.

(c) The Client is to maintain day book listings to support all Notifications. Santander will request a copy of the day book listing to support Notifications on a random basis. Individual invoices from a Notification may be selected, where Santander will require a copy invoice, purchase order and proof of delivery.

Santander reserves the right to request supporting paperwork for all Notified invoices.

(d) For any invoice over £50,000, the Client may be asked to supply to Santander sample copy invoices, purchase orders and satisfactory proof of delivery prior to the release of funding.

Santander reserves the right to request supporting paperwork for all Notified Invoices.

7.4 **Other**

(a) The following are also included in the definition of Disapproved Debt:

(i) Any Debt or part of Debt which is in excess of the Debtor Refer Percentage and any credit limit set by a credit insurer or other approved credit referencing agency;

(ii) Any Debt or part of Debt which is in excess of the Debtor Concentration Percentage;

(iii) If 50% or more of the Debts of a Debtor are aged by more than the Recourse Period, all of the Debts of that Debtor will be subject to Recourse;

(iv) Any bad, disputed or doubtful Debt;

(v) Any Debt that cannot be supported by satisfactory supporting paperwork including proof of delivery.

(b) The following are also included in the definition of Non-Notifiable Debt:

(i) Any invoice raised in respect of cash or proforma sales, credit card sales or staff and sundry accounts;

(ii) Any sales to private individuals;

(iii) Debts due from Associated Companies;

(iv) Any invoices subject to credit terms beyond 60 days;

(v) Any stage payments or advanced billing;

(vi) Export Debts;

(vii) Any invoices to Carlsberg Supply Company UK Limited;

(viii) Any invoices to Venus Wine & Spirit Merchants plc.

(c) The following Reserves will be held by Santander from the Commencement Date:

(i) Any Reserves resulting from the information provided under Clause 7.3 above.

(ii) Invoices aged in excess of the Recourse Period.

(iii) Disapproved Debt.

(iv) Contra Accounts.

(v) Any credit balances.

(vi) A static Reserve of £30,000 in respect of rebates will be held, to be reviewed and subject to increase if the static level is deemed to be inappropriate.

7.5 **Automatic Data Transfer**

The Automatic Data Transfer provisions set out in Condition 25 are not applicable to this Agreement.

8. Covenants

The following covenants at clauses 8.1 – 8.3 are to be measured on a rolling quarterly basis, to be first tested three months after the Commencement Date.

8.1 **Debt Turn**

If the Debt Turn exceeds 40 days Santander may reduce the Prepayment Percentage.

8.2 **Dilutions**

(a) Dilutions as a percentage of Notified Debts shall not exceed 5% (the **"Dilution Percentage"**)

(b) Santander may reduce the Prepayment Percentage by 1% for every 1% that the Dilution Percentage is exceeded.

8.3 **Ageing**

If the aggregate value of Outstanding Debts aged by more than the Recourse Period exceeds 5% of the value of all Outstanding Notifiable Debts, Santander may reduce the Prepayment Percentage.

8.4 **Net Tangible Assets**

(a) Net Tangible Assets, as stated in the Clients annual statutory financial statements, may not fall below £200,000.

This is to be first tested against the 31 December 2016 financial statements.

9. Power of attorney

9.1 The Client, by way of security, irrevocably appoints Santander, and any person to whom Santander transfers rights and/or obligations under this Agreement (with full power of substitution and delegation), to act on the Client's behalf to (i) sign any deeds and documents, (ii) complete or endorse any instruments, (iii) conduct or defend any proceedings and (iv) take such steps that Santander may consider necessary or appropriate to:

9.1.1 obtain payment of, or perfect Santander's ownership of, any Debt; and

9.1.2 secure the performance of any of the Client's obligations to Santander or to any Customer.

10. Other

10.1 The Client acknowledges that Santander may have been introduced to the Client through an intermediary or introducer (**Introducer**) and that such Introducer may have been paid a fee or commission by Santander in respect of the introduction. Santander agrees that upon any request by the Client and where it is able to do so, it will provide details to the Client of the commission or any fee paid by it to the Introducer.

10.2 The Agreement is a deed.

10.3 This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Agreement.

10.4 For the avoidance of doubt, any remedy provided to Santander or specific action it is entitled to take as set out in this Agreement shall be without prejudice to and in addition to any other right and/or remedy that Santander may have under the Finance Documents.

Asset Based Finance Association (ABFA)

Santander is a member of ABFA which runs an independent complaints process for eligible clients of ABFA members. For more information on the ABFA Standard, Code of Conduct and the ABFA Complaints Process please visit the ABFA website at www.abfa.org.uk

IN WITNESS of which this Agreement has been executed and, on the date set out on page 1, delivered as a deed.

EXECUTED AND DELIVERED as a deed by **KINGFISHER BEER EUROPE LIMITED**	))	
acting by D. SWARBRICK a Director	)))	.... Signature of Director
and by MARK EDWARD DAVIS a ~~Director~~/Secretary	)))	.... Signature of ~~Director~~/Secretary
Fax:		
Attention:		

Signed as a deed by Tracey Berry as attorney for **Santander UK plc** under a power of attorney dated 11.1.2016 in the presence of:	....
....	Witness (signature)
Karl Palmer	Full Name
Santander Santander UK Plc 3rd Floor Cornwall Street Birmingham B3 2DX	Address
New Business Support	Occupation

Santander

CORPORATE & COMMERCIAL

Santander UK plc, Santander Invoice Finance
3rd Floor, One Cornwall Street
Birmingham
B3 2DX

The Directors
Kingfisher Beer Europe Limited
(company registration number 02367133)
Springfield House
Sandling Road
Maidstone
Kent ME14 2LP

Our reference: J70528498/AL1

Dear Sirs

Amendment to the Sales Finance Agreement ("Agreement") between Kingfisher Beer Europe Limited ("Client") and Santander UK plc ("Santander")

Further to our recent discussions and review of the Agreement parameters, we are pleased to confirm the following amendments to the above Agreement:

Clause 3.2 – Maximum Payment Terms	:	***To now read:*** Not to exceed 60 days from the last day of the month in which an Invoice is raised, with the exception of Invoices in respect of J D Wetherspoon Plc and Lidl Limited/Lidl Stiftung & Co. KG which are not to exceed 90 days from the last day of the month in which an Invoice is raised.
Clause 4.3 – Approved Countries	:	***To now read:*** UK and Approved Territories as defined under Clause 7.4 (e)
Clause 4.7 – Export Concentration Percentage	:	***To now read:*** 20% to Approved Territories as defined under Clause 7.4 (e)
Clause 7.4 (b) – whole clause (b) now to read as follows:	:	The following are also included in the definition of Non-Notifiable Debt:
	(i)	Any invoice raised in respect of cash or pro-forma sales, credit card sales or staff and sundry accounts;
	(ii)	Any sales to private individuals;
	(iii)	Debts due from Associated Companies;
	(iv)	Any Invoices subject to credit terms beyond 60 days, with the exception of Invoices in respect of J D Wetherspoon Plc and Lidl Limited/ Lidl Stiftung &

		Co. KG, which are not to exceed 90 days;
	(v)	Any stage payments or advanced billing;
	(vi)	Export Debts except those within Approved Territories;
	(vii)	Any invoices to Carlsberg Supply Company UK Limited;
	(viii)	Any invoices to Venus Wine & Spirit Merchants plc.
A new clause 7.4 (e) - Other	:	***Inserted to read:*** Approved Territories are as follows – this list may be changed at any time in the future, at Santander's discretion – **Category 1 Territories** Austria, Australia, Belgium, Brazil, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Luxembourg, Mexico, Netherlands, New Zealand, Poland, Portugal, Spain, Sweden, Switzerland, USA

As the above will constitute an amendment to the terms of the Agreement between us, please sign, date and return the enclosed copy of this letter.

Yours faithfully

Authorised Signatory
Santander UK plc, Santander Invoice Finance

Signed in confirmation and acceptance for and on behalf of Kingfisher Beer Europe Limited

.... (signed) Date 04/07/2016

DAMON SHARBRICK .... (printed name) Position ....Director ....

Asset Based Finance Association (ABFA)

Santander is a member of ABFA which runs an independent complaints process for eligible clients of ABFA members. For more information on the ABFA Standard, Code of Conduct and the ABFA Complaints Process please visit the ABFA website at www.abfa.org.uk